UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2025

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston,	Texas		77019
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 9, 2025, Corebridge Financial, Inc. (“Corebridge” or the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved two amendments (the “Charter Amendments”) to the Company’s existing Amended and Restated Certificate of Incorporation.

As further disclosed in Proposals 1 and 2 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 27, 2025 (the “Special Meeting Proxy Statement”), the Charter Amendments (i) expressly authorize the Board of Directors of Corebridge (the “Board”) to approve amendments to Corebridge’s Second Amended and Restated By-laws (the “Board Authorization Amendment”) and (ii) implement provisions governing stockholder action by written consent, including a requirement that stockholders owning at least 25% of the voting power of the outstanding shares of Corebridge’s capital stock entitled to consent on the action sought to be taken by written consent must submit a written request before the Board is required to fix a record date for stockholders entitled to take action by written consent without Board support (the “Written Consent Amendment”).

The Charter Amendments became effective upon the filing of a Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) with the Secretary of State of the State of Delaware on July 9, 2025.

The foregoing description of the Amended and Restated Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Charter, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
Corebridge held the Special Meeting, via live webcast, for the following purposes: (i) vote to approve the Board Authorization Amendment; (ii) vote to approve the Written Consent Amendment; and (iii) vote to approve the adjournment of the Special Meeting, from time to time, if necessary or appropriate, as determined in good faith by the Board, including to solicit additional proxies if there are not sufficient votes in favor of any of the Charter Amendments (the “Adjournment of Special Meeting”). For more information about the foregoing proposals, see the Special Meeting Proxy Statement.

As of the close of business on May 13, 2025, the record date for the Special Meeting, 549,704,830 shares of the Company’s Common Stock, par value $0.01 per share, were issued and outstanding and entitled to vote at the Special Meeting.

Set forth below are the voting results for the proposals considered and voted upon at the Special Meeting.

1.Board Authorization Amendment. A proposal to approve the Board Authorization Amendment. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
463,676,002	614,562	14,868	—

2.    Written Consent Amendment. A proposal to approve the Written Consent Amendment. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
463,171,930	1,080,852	52,650	—

The proposal to approve the Adjournment of Special Meeting was not voted on at the Special Meeting because there were sufficient votes to approve the Charter Amendments.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation of Corebridge Financial, Inc. dated July 9, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corebridge Financial, Inc.

Date:	July 9, 2025	By:	/s/Jeannette N. Pina
			Name:	Jeannette N. Pina
			Title:	Deputy General Counsel and Secretary